Exhibit 5

BOSTON    CONNECTICUT    NEW JERSEY    NEW YORK    WASHINGTON, D.C.

DAY PITNEY LLP

Attorneys at Law

Mail To: P.O. Box 1945 Morristown, NJ 07962

Deliver To: 200 Campus Drive Florham Park, NJ 07932

T: (973) 966 6300 F: (973) 966 1015

info@daypitney.com

July 1, 2008

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) by Valley National Bancorp (the “Company”) relating to 917,935 shares of the Company’s Common Stock, no par value (the “Securities”), issuable upon the exercise of warrants that were issued in connection with the merger of Greater Community Bancorp with and into the Company (“Warrants”), as described in the Company’s Form S-4 Registration Statement, file number 333-150373, as filed with the Securities and Exchange Commission.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of New Jersey and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

Based upon the foregoing, we are of the opinion that the Securities to be issued by the Company upon the exercise of the Warrants have been duly authorized and, when issued in accordance with the terms of the Warrant Agreement by and between the Company and American Stock Transfer & Trust Company, LLC as warrant agent, dated as of July 1, 2008, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the Federal laws of the United States and the law of the State of New Jersey. We express no opinion as to the effect of the law of any other jurisdiction.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Day Pitney LLP

DAY PITNEY LLP